UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: July 31, 2003
Commission File No. 1-8968

ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the	Employer Identification
State of Delaware	No. 76-0146568

Item 7c. Exhibits
99.1	Anadarko Press Release, dated July 31, 2003 - Anadarko Petroleum Announces Second-Quarter Earnings
99.2	Anadarko Press Release, dated July 31, 2003 - Anadarko Cuts over $100 Million in Annual Overhead Costs

Item 9. Regulation FD Disclosure

On July 31, 2003, Anadarko provided guidance for the remainder of 2003. This information is contained in the press release included in this report as Exhibit 99.1

On July 31, 2003, Anadarko announced a cost reduction plan of more than $100 million in annual overhead costs. The press release is included in this report as Exhibit 99.2.

Item 12. Results of Operations and Financial Condition
On July 31, 2003, Anadarko Petroleum Corporation announced second quarter 2003 earnings. The press release is included in this report as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)

July 31, 2003	By:	/s/ Diane L. Dickey
Diane L. Dickey - Vice President and Controller